UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

SUNSHINE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R0A5

(Address of principal executive offices) (zip code)

(514) 426-6161

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed on March 24, 2023, Sunshine Biopharma, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On September 21, 2023, the Company received another notification letter from Nasdaq advising that Nasdaq’s staff has determined that the Company is eligible for an extension of an additional 180 calendar day period, or until March 18, 2024, to cure the bid price deficiency. The Nasdaq staff has determined that Sunshine Biopharma is eligible for the extension based on the Company meeting the continued listing requirements for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company's written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The notification has no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from September 20, 2023, or until March 18, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before March 18, 2024, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The Company intends to continue actively monitoring the bid price for its common stock between now and March 18, 2024, and will consider all available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement, including the effecting of a reverse stock split, if necessary.

On September 21, 2023 the Company issued a press release regarding this notification. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

The following exhibits are included in this report:

No.	Description
99.1	Press Release issued on September 21, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2023	SUNSHINE BIOPHARMA, INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

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